Exhibit 3: Segment Information - Second Quarter 2007

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Spirits		Others
	2007	2006	2007	2006*	2007	2006	2007	2006	2007	2006	2007	2006
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	41.716	39.436	11.994	10.132	32.393	30.981	20.055	19.585	9.081	8.305	2.630	2.549
Other products	832	890	72	-81	188	177	1.875	1.299	100	71	0	0
Total	42.548	40.325	12.066	10.051	32.581	31.158	21.930	20.884	9.181	8.376	2.630	2.549
% change	5,5%		20,0%		4,6%		5,0%		9,6%		3,2%

Cost of sales	(18.442)	(17.378)	(7.094)	(5.774)	(16.031)	(16.065)	(13.457)	(14.947)	(5.146)	(5.243)	(2.236)	(1.865)
% of sales	43,3%	43,1%	58,8%	57,4%	49,2%	51,6%	61,4%	71,6%	56,0%	62,6%	85,0%	73,2%

SG&A	(16.934)	(16.630)	(6.038)	(5.579)	(14.912)	(14.474)	(6.714)	(5.416)	(3.517)	(3.571)	(430)	(631)
% of sales	39,8%	41,2%	50,0%	55,5%	45,8%	46,5%	30,6%	25,9%	38,3%	42,6%	16,3%	24,7%

Operating profit	7.172	6.318	(1.066)	(1.302)	1.638	619	1.759	521	519	(438)	(36)	53
% change	13,5%		-18,1%		164,7%		237,7%		NM		NM
% of sales	16,9%	15,7%	-8,8%	-13,0%	5,0%	2,0%	8,0%	2,5%	5,6%	-5,2%	-1,4%	2,1%

Depreciation	4.740	4.732	1.403	1.483	2.411	2.613	1.391	1.315	384	246	391	317
Amortization	5	(0)	37	42	0	(0)	94	94	6	31	0	(0)
EBITDA	11.917	11.050	374	223	4.049	3.232	3.245	1.930	909	(161)	355	370
% change	7,8%		67,5%		25,3%		68,1%		NM		-4,1%
% of sales	28,0%	27,4%	3,1%	2,2%	12,4%	10,4%	14,8%	9,2%	9,9%	-1,9%	13,5%	14,5%
* Other products revenues are explained by the reverse of bottle sales.

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine***		Spirits
	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006
VOLUMES & PRICING
					Total**		Total		Total
Volume (HLs)	881.170	865.119	502.084	415.767	1.066.219	1.067.122	237.301	230.855	51.963	50.112
% change	1,9%		20,8%		-0,1%		2,8%		3,7%

					Soft Drinks		Chile - Domestic
					721.460	729.187	125.666	120.730
					-1,1%		4,1%
					Nectars		Chile Bottled Exports
					157.380	129.034	98.595	98.482
					22,0%		0,1%
					Mineral Water
					187.379	208.900	Argentina
					-10,3%		13.040	11.644
							12,0%

* Volumes include exports of 38,321 HL (14,286 HL to Chile) and 13,107 HL (7,830 HL to Chile) in Q2'07 and Q2'06 respectively.
** In unit cases, sales from the soft drinks and mineral water segment totaled 18.8 million and 18.8 million in Q2'07 and Q2'06 respectively.
*** Volumes do not include bulk volumes of 36,867 HL (30,437 HL from Chile exports and 6,430 HL from Argentina) and 19,519 HL (18,139 HL from Chile exports and 1,380 HL from Argentina) in Q2'07 and Q2'06 respectively.

						Total		Total
Price (Ch$ / HL)	47.341	45.584	23.888	24.369	30.381	29.032	84.514	84.836	174.767	165.730
% change (real)	3,9%		-2,0%		4,6%		-0,4%		5,5%

					Soft Drinks		Chile - Domestic
					29.202	27.773	53.444	59.230
					5,1%		-9,8%
					Nectars		Chile Bottled Exports
					41.996	41.971	119.515	113.072
					0,1%		5,7%
					Mineral Water
					25.164	25.433	Argentina
					-1,1%		119.291	111.520
							7,0%